Exhibit 10.2

Ardenwood III-G

AMENDMENT NO. 1
TO LEASE

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into this 9th day of February, 2010, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (.JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and ACTIVIDENTITY, INC., a California corporation, as TENANT.

RECITALS

A.           WHEREAS, by Lease Agreement dated April 11, 2000 Landlord leased to Tenant all of that certain 41,075+ square foot building located at 6623 Dumbarton Circle, Fremont, California, the details of which are more particularly set forth in said April 11, 2000 Lease Agreement, and

B.             WHEREAS, said Lease was amended by the Commencement Letter dated February 12, 2001 which changed the Commencement Date of the Lease from January 1, 2001 to February 12, 2001, and changed the Termination Date from December 31, 2010 to February 28, 2011, and

C.             WHERESAS, said Lease was amended by Letter Agreement dated December 28, 2005, whereby Landlord acknowledged Tenant’s name change from “ActivCard, Inc., a California corporation” to “ActivIdentity, Inc., a California corporation” (“ActivIdentity Letter Agreement”), and

D.            WHEREAS, Tenant subleased the Relinquished Premises (defined below) to eTouch Systems Corporation (“eTouch”) pursuant to a Sublease dated June 3, 2005 (the “eTouch Sublease”) and Landlord consented to such sublease under certain terms and conditions pursuant to a letter agreement dated July 7, 2005, and

E.              WHEREAS, it is now the desire of the parties hereto to further amend the Lease by (i) extending the Term for nine (9) years, changing the Termination Date from February 28, 2011 to February 29, 2020; (ii) reducing the square footage of the Leased Premises effective March 1, 2011 by 12,075+ square feet, or from 41,075+ square feet to 29,000+ square feet; (iii) as of March 1, 2010 reducing the Security Deposit required under the Lease; (iv) amending the Basic Rent schedule and Aggregate Basic Rent; (v) effective March 1, 2011 reducing Tenant’s non-exclusive parking spaces; (vi) amending Lease Paragraphs 4.D (“Rent: Additional Rent”), 5 (“Acceptance and Surrender of Premises”), 40 (“As-Is Basis”), 7 (“Tenant Maintenance”), 8 (“Utilities”), 12 (“Property Insurance”), 14 (“Compliance”), 16 and 42 (“Assignment and Subletting”), 21 (“Destruction”), 31 (“Notices”), 45 (“Hazardous Materials”) and (vii) adding paragraphs (“Rules and Regulations and Common Area”), (“Parking”), (“Brokers”), (“Tenant’s Option to Terminate Lease”) and (“Option to Extend Lease for Five (5) Years”) to the Lease as hereinafter set forth (the Lease Agreement, Construction Agreement, Commencement Letter dated February 12, 2001, ActivIdentity Letter Agreement dated December 28, 2005 and this Amendment No. 1

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hereinafter are referred to collectively as the “Lease”).

AGREEMENT

NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

1.               TERM OF LEASE: It is agreed between the parties that the Term of the Lease shall be extended for an additional nine (9) year period (the “Extended Term”), and the Lease Termination Date shall be changed from February 28, 2011 to February 29, 2020 (the “Revised Termination Date”). Tenant shall be responsible for paying all Basic Rent and Additional Rent and fulfilling all Lease obligations as contained in said Lease through the Revised Termination Date. Notwithstanding the above, Tenant’s obligations as stated in Lease Paragraphs 9 (“Taxes”), 13 (“Indemnification”), 14 (“Compliance”) and 45 (“Hazardous Materials”) shall survive the termination of the Lease.

2.               REDUCED PREMISES: Subject to the terms of this Amendment No. 1, effective March 1, 2011 (the scheduled “Surrender Date”), the size of the Leased Premises will be reduced by 12,075+ square feet (the “Relinquished Premises”), or from 41,075+ square feet to 29,000+ square feet of space (“Retained Premises”) (including Tenant’s Proportionate Share of the Common Area of the Building). The remaining 29,000+ square feet of currently leased space is shown in Red on Exhibit B attached hereto (“Remaining Square Footage”). The Remaining Square Footage of the Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto. Tenant shall be responsible for relinquishing the Relinquished Space in the condition required under Lease Paragraphs 5 (“Acceptance and Surrender of Premises”), 6 (“Alterations and Additions”) and 45 (“Hazardous Materials”). As soon as possible following the full execution of this Amendment, Landlord and Tenant shall conduct a joint inspection of the Relinquished Premises to determine the extent of the work required by Tenant to comply with the provisions of said Lease Paragraphs 5 and 6 (“Restoration Work”) and Landlord shall obtain the required bid from its contractors to complete said Restoration Work. In lieu of Tenant completing the required Restoration Work, Tenant agrees (i) to pay to Landlord a fee equal to the total estimates received from Landlord’s contractors for the Restoration Work (“Restoration Fee”) within ten (10) days after Tenant receives Landlord’s statement of said Restoration Fee Notwithstanding the above, Tenant’s obligations as stated in Lease Paragraphs 9 (“Taxes”), 13 (“Indemnification”), 14 (“Compliance”) and 45 (“Hazardous Materials”) shall survive the Surrender Date of the Relinquished Premises.

A.                  Taxes. Tenant’s ongoing obligation related to Lease Paragraph 9 (“Taxes”) shall include all regularly assessed Real Estate Taxes and any supplemental taxes related to the period of Tenant’s Lease Term whenever levied, including any such taxes that may be levied on the Relinquished Premises and/or the Remaining Premises after the Lease Surrender Date with respect to the Lease Term.

B.                  Hazardous Materials. In the event any Hazardous Materials were used and/or stored on the Relinquished Premises during the Term of the Lease by Tenant, Tenant’s assignor (if any) or subtenants (if any), prior to the Surrender Date, Tenant shall provide Landlord, concurrently with the

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return of this executed Amendment No. 1, with (i) a list of Hazardous Materials used and/or stored on the Relinquished Premises, including the quantities so used and/or stored, (ii) copies of all Hazardous Materials permits, (iii) copies of all related Hazardous Materials manifests, (iv) a copy of the floor and site plan of the Relinquished Premises reflecting the location where any and all Hazardous Materials were used, stored and/or disposed, and (v) a copy of the preliminary and final Hazardous Materials Closure Plan filed with and approved by the City of Fremont. If no Hazardous Materials were used and/or stored on the Relinquished Premises, Tenant shall provide Landlord with a written statement representing and warranting the same. For purposes of this Paragraph 2.B, the term “Hazardous Materials” shall exclude customary office and janitorial supplies.

3.               REDUCED SECURITY DEPOSIT: Effective March 1, 2010 Tenant’s Security Deposit shall be reduced by $354,395.00 (“Security Deposit Reduction Amount”), or from $435,395.00 to $81,000.00. Said Security Deposit Reduction Amount shall be applied as credit to the Basic Rent due as shown in Paragraph 4. C below commencing March 1, 2010 until one hundred percent (100%) of said Security Deposit Reduction Amount is applied in full to Basic Rent.

4.               BASIC RENT SCHEDULE: Subject to Paragraph 18 (“Tenant’s Option to Terminate Lease”) herein, the Basic Rent schedule, as shown in Paragraph 39 of the Lease, shall be amended as follows:

A.                Deferred Basic Rent. Subject to the terms and conditions stated herein, the total Basic Rent due under Lease Paragraph 39 (“Basic Rent”) for the period commencing March 1, 2010 through February 28, 2011 (the “Basic Rent Deferral Period”) is $2,602,370.00 ($217,697.50 x 12 months less $10,000.00 reduction for Basic Rent due under the original Lease Term for period March 1, 2010 through March 31, 2010) net of the Sublease Basic Rent of $187,899.30 ($20,877.70 x 9 months) for a net total Deferred Basic Rent of $2,414,470.70 shall be amortized and paid to Landlord over one hundred twenty (120) months commencing March 1, 2010 through February 29, 2020 (the “Basic Rent Repayment Period”). The monthly amortized amount of the Deferred Basic Rent to be repaid during the Basic Rent Repayment Period is $20,120.59 per month and is included in the monthly Basic Rent detailed in Paragraph 4.C below. In the event of a monetary default that is not cured within the period allowed in the Lease, the full amount of the then remaining unamortized and/or unpaid portion of the Deferred Basic Rent shall be due in full upon the occurrence of such uncured monetary default.

B.                  Application of Reduction Amount in Reduced Security Deposit. Effective March 1, 2010, and pursuant to Amendment No. 1, Paragraph 3 (Reduced Security Deposit) the Security Deposit required under the Lease is reduced from $435,395.00 to $81,000.00 or by $354,395.00 (“Security Deposit Reduction Amount”). The Security Deposit Reduction Amount shall be applied to the Basic Rent due commencing March 1, 2010 and each month thereafter until the full Security Deposit Reduction Amount has been applied in full to the Basic Rent due.

C.                  Revised Basic Rent Schedule. The monthly Basic Rent Schedule of the Lease shall be as follows.

The Basic Rent of $217,697.50 due for the period March 1, 2010 through March 31, 2010

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reflected in Lease Paragraph 39 is reduced by $10,000.00 to $207,697.50. Said Basic Rent shall be further amended as reflected below:

On March 1, 2010, the sum of FORTY THOUSAND NINE HUNDRED N1NETY-EIGHT AND 29/100 DOLLARS ($40,998.29) shall he due less the Security Deposit Reduction Amount of FORTY THOUSAND NINE HUNDRED NINETY-EIGHT AND 29/100 DOLLARS ($40,998.29), with a net amount of ZERO DOLLARS ($0.00) due each month for the period March 1, 2010 through October 1, 2010.

On November 1, 2010, the sum of FORTY THOUSAND NINE HUNDRED NINETY- EIGHT AND 29/100 DOLLARS ($40,998.29) shall be due less the Security Deposit Reduction Amount of TWENTY-SIX THOUSAND FOUR HUNDRED EIGHT AND 68/100 DOLLARS ($26,408.68), with a net amount of FOURTEEN THOUSAND FIVE HUNDRED EIGHTY-NINE AND 61/100 DOLLARS ($14,589.61) due for the period November 1, 2010 through November 30, 2010.

On December 1, 2010, the sum of TWENTY THOUSAND ONE HUNDRED TWENTY AND 59/100 DOLLARS ($20,120.59) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2011.

On May 1, 2011, the sum of FORTY-SIX THOUSAND TWO HUNDRED TWENTY AND 59/100 DOLLARS ($46,220.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2012.

On March 1, 2012, the sum of FORTY-SEVEN THOUSAND SIX HUNDRED SEVENTY AND 59/100 DOLLARS ($47,670.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2013.

On March 1, 2013, the sum of FORTY-NINE THOUSAND ONE HUNDRED TWENTY AND 59/100 DOLLARS ($49,120.59) shall be due, and a like sum due on the first day of each month thereafter though and including February 1, 2014.

On March 1, 2014, the sum of FIFTY THOUSAND FIVE HUNDRED SEVENTY AND 59/100 DOLLARS ($50,570.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2015.

On March 1, 2015, the sum of FIFTY-TWO THOUSAND TWENTY AND 59/100 DOLLARS ($52,020.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2016.

On March 1, 2016, the sum of FIFTY-THREE THOUSAND FOUR HUNDRED SEVENTY AND 59/100 DOLLARS ($53,470.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2017.

On March 1, 2017, the sum of FIFTY-FOUR THOUSAND NINE HUNDRED TWENTY

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AND 59/100 DOLLARS ($54,920.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2018.

On March 1, 2018, the sum of FIFTY-SEVEN THOUSAND EIGHT HUNDRED TWENTY AND 59/100 DOLLARS ($57,820.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2019.

On March 1, 2019, the sum of SIXTY THOUSAND SEVEN HUNDRED TWENTY AND 59/100 DOLLARS ($60,720.59) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2020;

The Aggregate Basic Rent for the Lease shall be increased by $3,435,200.10 or from $21,774,884.38 to $25,210,084.48.

D. Management Fee. Notwithstanding anything to the contrary in Lease Paragraph 4.E (“Management Fee”), effective March 1, 2010, the management fee shall be amended to reflect the amount due each month as follows:

On March 1, 2010, the sum of ONE THOUSAND TWO HUNDRED TWENTY-NINE AND 95/100 DOLLARS ($1,229.95) shall be due, and a like sum due on the first day of each month thereafter through and including November 1, 2010.

On December 1, 2010, the sum of SIX HUNDRED THREE AND 62/100 DOLLARS ($603.62) shall be due, and a like sum due on the first day of each month thereafter through and including April 1, 2011.

On May 1, 2011, the sum of ONE THOUSAND THREE HUNDRED EIGHTY-SIX AND 62/100 DOLLARS ($1,386.62) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2012.

On March 1, 2012, the sum of ONE THOUSAND FOUR HUNDRED THIRTY AND 12/100 DOLLARS ($1,430.12) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2013.

On March 1, 2013, the sum of ONE THOUSAND FOUR HUNDRED SEVENTY-THREE AND 62/100 DOLLARS ($1,473.62) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2014.

On March 1, 2014, the sum of ONE THOUSAND FIVE HUNDRED SEVENTEEN AND 12/100 DOLLARS ($1,517.12) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2015.

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On March 1, 2015, the sum of ONE THOUSAND FIVE HUNDRED SIXTY AND 62/100 DOLLARS ($1,560.62) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2016.

On March 1, 2016, the sum of ONE THOUSAND SIX HUNDRED FOUR AND 12/100 DOLLARS ($1,604.12) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2017.

On March 1, 2017, the sum of ONE THOUSAND SIX HUNDRED FORTY-SEVEN AND 62/100 DOLLARS ($1,647.62) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2018.

On March 1, 2018, the sum of ONE THOUSAND SEVEN HUNDRED THIRTY-FOUR AND 62/100 DOLLARS ($1,734.62)( shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2019.

On March 1, 2019, the sum of ONE THOUSAND EIGHT HUNDRED TWENTY-ONE AND 62/100 DOLLARS ($1,821.62) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2020.

E. Return of Basic Rent Paid to Landlord. Prior to this Amendment No. 1, the Basic Rent payment as scheduled in the Lease for March 1, 2010 was $217,697.50. Tenant paid said amount to Landlord and Landlord agrees within ten (10) business days following the full execution of this Amendment to return said $217,697.50 payment to Tenant due to the adjustment in the Basic Rent amount due for said period as reflected in Paragraphs 4.B and 4.C above.

5.               TENANT’S REVISED PROPORTIONATE SHARE AS A PERCENTAGE OF THE  BUILDING: Due to the reduction in the square footage of the Premises, effective March 1, 2011, the reference to Tenant’s Proportionate Share as a percentage of the Building shall be changed to 70.60% (29,000+ square foot Leased Premises divided by 41,075+ square foot Building), or such other equitable basis, as reasonably calculated by Landlord. For example: If a tenant is solely responsible for damage to a specific Common Area item, said tenant will be one hundred percent (100%) liable for the cost to repair and in such event, the non-responsible tenant would not be required to pay its Proportionate Share of said cost.

6.               ADDITIONAL RENT: Lease Paragraph 4.D (“Rent: Additional Rent”) shall be amended to include the following language related to Tenant’s audit rights:

Tenant’s right to audit period shall be changed from thirty (30) days to sixty (60) days after receipt of Landlord’s most recent reconciliation. In the event Tenant assigns this Lease and obtains Landlord’s written consent to said assignment, the audit rights provided to Tenant may be assigned to such assignee by Tenant; however, the audit rights of the assignee shall only be applicable to the period that commences after the date of assignment.

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7.               AS-IS BASIS: Lease Paragraph 40 (“As-Is Basis”) shall be amended to include the following language:

A.           Interior Improvements to be Completed by Landlord. Landlord has agreed to complete, at Landlord’s cost and expense, the following interior improvements as listed below in the Retained Premises, (“Interior Improvements”).

1)              Remove and replace existing VCT tiled floor, with new VCT tile (the color and material to be determined by Landlord and reasonably approved by Tenant), in the following areas: lobby, kitchen, kitchenette, copy room and side entry as shown in Green Crosshatch on Exhibit B attached hereto;

2)              Remove and replace the chipped and/or cracked hard surface tiles in the lobby;

3)              Clean, seal and re-grout, as necessary, the existing tile countertops in the restrooms;

4)              Remove and replace existing carpet throughout Retained Premises (with color and type carpet to be determined by Landlord and reasonably approved by Tenant) and

5)              Remove two walls in the area shown in Pink dashed lines on Exhibit B attached hereto if so requested by Tenant provided the request is received prior to Landlord replacing the carpet as referenced above.

Landlord shall commence the construction of the Interior Improvements within thirty (30) days of Landlord’s receipt of notice from Tenant advising Landlord to commence the construction of the Interior Improvements. Tenant shall be responsible for removing any and all personal property from the above work areas and for the reinstallation of any personal property Tenant may want to reinstall in said areas. The Interior Improvements referenced above shall become a part of the Premises upon completion and Tenant shall not be required or allowed to remove said Interior Improvements upon Lease Termination. In the event this Lease is terminated early due to an uncured default by Tenant and/or a written agreement between Landlord and Tenant to terminate the Lease prior to the scheduled Termination Date (but specifically excluding a termination of the Lease by Tenant pursuant to Paragraph 18 of this Amendment), Tenant agrees to reimburse Landlord for one hundred percent (100%) of the balance of the unamortized cost of the Interior Improvements (amortized over the Extended Term) paid for by Landlord outstanding as of the early termination date. Said amount shall be paid by Tenant to Landlord by the termination date and/or Landlord may, at its option, deduct part or all of said unamortized Interior Improvement cost from Tenant’s Security Deposit. The Interior Improvements shall be constructed during normal business hours, in a good and workmanlike manner, free of defects and using new materials. Prior to the commencement of construction of the Interior Improvements, Landlord and Tenant shall mutually agree upon a construction schedule that reasonably minimizes interference with Tenant’s operations in the Premises. Within thirty (30) days following Landlord’s completion of the Interior Improvements, Tenant shall have the right to submit a written “punch list” to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected subject to any damage, wear and tear caused by Tenant, its employees, agents and/or contractors, subtenant and/or assignee, if any.

B. New Interior Improvements to be Constructed by Tenant. Landlord acknowledges that Tenant intends to make certain initial improvements to the Premises, at Tenant’s sole cost and expense (“Tenant’s New Interior Improvements”). Tenant shall provide Landlord with detailed construction plans,

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which plans shall be prepared at Tenant’s sole cost and expense, subject to reimbursement from the New Interior Improvement Allowance referenced in Paragraph 7.C below. Tenant’s New Interior Improvements shall not be subject to restoration, unless Landlord upon its review and approval of Tenant’s plans designates and approves certain of the proposed Tenant’s New Interior Improvements as non-standard office installations in the Premises (“Non-Standard Improvements”), then Landlord may require Tenant in Landlord’s written approval of Tenant’s New Interior Improvements, to remove the Non- Standard Improvements, by the Revised Termination Date, at Tenant’s expense or at Tenant’s option, Tenant may pay Landlord a fee equal to the average of two (2) estimates received by Landlord to perform such removal work after bidding such work to at least two (2) contractors, in lieu of Tenant removing the Non-Standard Improvements and restoring the impacted areas to the configuration that existed prior to said modifications being made; however Landlord shall not obtain the estimates until Tenant has notified Landlord that it wants to pay the fee versus doing the work itself.

C. Tenant’s New Interior Improvement Allowance. In addition to the Interior Improvements to be made by Landlord as referenced in Paragraph 7.A above, Landlord shall provide Tenant with an allowance towards Tenant’s New Interior Improvements costs (the “Allowance”) not to exceed Two Hundred Seventeen Thousand Five Hundred and No/100 Dollars ($217,500.00) [29,000+ square foot Premises x $7.50 allowance per square foot]. Said Allowance is to be applied to the design and construction cost of the New Interior Improvements to the real property to be approved by Landlord as well as the cost of any new furniture, fixtures, equipment, or cabling purchased by Tenant and to be installed in the Leased Premises (the “Construction Cost Items”) provided Tenant gives Landlord a descriptive list of said Construction Cost Items, the price per item and paid invoices. Landlord, at its election, may require said Construction Cost Items to become the property of Landlord upon Lease Termination or shall have the right to require Tenant to remove said items from the Premises. Tenant shall determine from Landlord thirty (30) days prior to Lease Termination if Landlord wants said Construction Cost Items to remain. All other construction costs in excess of the Allowance contributed by Landlord shall be paid one hundred percent (100%) by Tenant. Upon Tenant’s completion of the New Interior Improvements, Landlord shall pay Tenant the Allowance equal to the amount supported by the following documents but not more than Two Hundred Seventeen Thousand Five Hundred and No/100 Dollars ($217,500.00): (1) copy of Tenant’s related invoices, (2) signed lien release from the applicable contractors performing such New Interior Improvements or evidence of payment by Tenant to the respective contractor, (3) full lien release signed by the general contractor and (4) recorded copy of Filed Notice of Completion, collectively (“Required Disbursement Documents”). Tenant, or Tenant’s representative on behalf of Tenant, shall, upon final approval by Landlord of the new interior improvement plans, enter into a contract for the construction of the New Interior Improvements with a licensed contractor reasonably approved by Landlord. Landlord shall disburse the appropriate portion of the Allowance within fifteen (15) business days after Tenant provides the Required Disbursement Documentation. Landlord’s payment to Tenant shall be contingent upon receiving copies of the Required Disbursement Documents.

8. RULES AND REGULATIONS AND COMMON AREA: Subject to the terms and conditions of the Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Parcel/Building in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities

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provided and designated by Landlord for the general use and convenience of the occupants of the Parcel/Building in which the Premises are located, which areas and facilities are referred to herein as “Common Area”. The Common Area comprised of respective Common Area hallways shall be used only for applicable (i) access to and from the respective tenant’s suite to the common area restrooms; and (ii) entering into and exiting from the Building by tenants who share said Common Area. Tenant shall not use or allow use of any such Common Area to store supplies, materials, inventory or any other item of any type whatsoever. This non-exclusive right to use the Common Area shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area, including changing the location and number of parking spaces allocated to Tenant. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may reasonably deem appropriate for the best interests of the occupants of the Parcel/Building (“Rules and Regulations”). Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Parcel/Building of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Areas within the Building and/or Parcel in good condition as reasonably determined by Landlord.

Notwithstanding anything to the contrary contained in the Lease, effective as of March 1, 2011, (i) the Common Areas of the Parcel shall include all areas of the Parcel exterior to the Building, including driveways, pathways, sidewalks, fountains and landscaping and (ii) the Common Areas of the Building shall include but not be limited to the electrical/MPOE room identified in red cross hatch on Exhibit B  attached hereto, and such electrical/MPOE room shall be excluded from the non common areas of the Leased Premises.

9. REDUCED PARKING: Effective March 1, 2011, Tenant shall have the right to the nonexclusive use of a maximum of one hundred sixteen (116) parking spaces (which number shall be amended to reflect Tenant’s Proportionate Share in the event the square footage of the Premises is amended in the future) in the common parking area of the Parcel, which common parking area may be used by Tenant in common with other tenants or occupants of the Building. Tenant agrees that Tenant, Tenant’s employees, agents, representatives, and/or invitees shall not use parking spaces in excess of said one hundred sixteen (116) parking spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s reasonable discretion, to specifically designate the location of Tenant’s parking spaces within the Parcel, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be reasonably relocated by Landlord within the Parcel at any time, and from time to time if necessary. Landlord shall give Tenant at least ten (10) days prior written notice of any specific designation of Tenant’s parking spaces. Tenant shall not, at any time, park, or permit to be parked by Tenant Parties, any trucks or vehicles adjacent to the loading area so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant’s trucks and other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common areas not designated by Landlord for

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such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Parcel. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parking in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the Building any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles; provided, however, that unless any such vehicle is parked in a dangerous and/or designated no parking zone, Landlord will attach a twenty-four (24) hour violation notice on said vehicle prior to having the vehicle towed from the Parcel. Tenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage. Notwithstanding the foregoing, in the event Landlord offers any other tenant or occupant of the Parcel reserved parking spaces, Landlord shall offer Tenant an amount of reserved parking spaces in an amount proportionate to the amount of reserved parking spaces given to such other tenant or occupant of the Parcel (such proportionate amount to be determined in accordance with the size of the Premises and size of the other tenant’s or occupant’s premises and the total number of parking spaces of Tenant and the total number of parking spaces of such other tenant or occupant of the Parcel).

10. ACCEPTANCE AND SURRENDER OF PREMISES: Effective as of March 1, 2011 Lease Paragraph 5 (“Acceptance and Surrender of Premises”) shall be replaced with the following:

Subject to Landlord’s completion of its obligations under Amendment No. 1, Paragraph 7.A (“AS- IS Basis: Interior Improvements to be Constructed by Landlord”) above, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned, and repaired or replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems exclusive to the Premises, if any, serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been the Tenant’s responsibility during the Term of this Lease) and repair; the plumbing and electrical systems and lighting within the non-common areas of the Premises in good order and repair, including replacement of any burned out or broken light bulbs or ballasts (all lights and ballasts must be of the same type, color and wattage); together with all alterations, additions, and improvements (collectively “Alterations”) which may have been made, in, to, or on the Premises, except as referenced in Lease Paragraph 6 (“Alterations and Additions”), Tenant shall not be required to remove any Alterations that are not subject to restoration pursuant to Landlord’s written Consent to Alterations agreement executed by Tenant and Landlord. Tenant shall be responsible for repairing any damage caused by the installation and/or the removal of Tenant’s trade fixtures by Tenant or Tenant’s employees, agents or contractors. For purposes of clarification, Landlord agrees that Tenant shall not be required to remove any Alterations that existed in the Premises (including the Relinquished

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Premises) on March 1, 2010. For all other such Alterations, Tenant shall ascertain from Landlord within thirty (30) days before the end of the Term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then at Tenant’s option, Tenant shall either (i) pay to Landlord a fee in an amount equal to (a) Landlord’s estimated cost to the average of two (2) estimates received by Landlord to perform such removal work required to restore the Premises to the configuration as shown on Exhibit B attached hereto that existed on March 1, 2010 after bidding such work to at least two (2) contractors; however Landlord shall not obtain the estimates until Tenant has notified Landlord that it wants to pay the fee versus doing the work itself, or (ii) Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. In the event Tenant elects to pay for the cost of the restoration, the fee shall be paid by Tenant to Landlord regardless of whether or not Landlord elects to restore all or part of said Premises. In the event Tenant is required to complete the restoration and said restoration is not completed prior to the Termination Date, Tenant acknowledges that Tenant shall enter into a Hold Over period pursuant to the terms of Lease Paragraph 25 (“Holding Over”) and Tenant shall automatically be liable to Landlord for the monthly Hold Over Basic Rent and all other Additional Rent until said restoration is completed by Tenant. Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. Upon surrender of the Premises to Landlord, Tenant shall provide Landlord with keys for all exterior and interior locking doors (including mechanical rooms). If the Premises is not surrendered at the end of the Term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay. Nothing contained herein shall be construed as an extension of the Term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

11. MAINTENANCE:

A. Tenant Maintenance of the Building. Effective March 1, 2011 Lease Paragraph 7 (“Maintenance”) shall be replaced by the following paragraph for the period commencing March 1, 2011 and thereafter.

“Tenant shall, at its sole cost and expense, keep and maintain the non-common areas of the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant’s maintenance, repair and replacement responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the non-common areas of the Premises (such as water and drain lines, sinks), electrical systems within the non-common areas of the Premises (such as outlets, lighting fixtures, lamps,

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bulbs, tubes, ballasts), heating and air-conditioning controls within the non-common areas of the Premises (such as thermostats, time clocks, supply and return grills) and any HVAC systems/unit(s) that serve Tenant’s server room(s), and all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches and locks), fire extinguishers as required by code, and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.”

B. Landlord Maintenance of the Common Areas of the Building. Effective March 1, 2011 Landlord shall operate, manage and maintain the Common Areas of the Building. As Additional Rent and in accordance with Paragraph 4.D of this Lease (but subject to Section 50 of this Lease), Tenant shall pay its Proportionate Share of the cost of operation (including common utilities), management, maintenance, repair and replacement of the common areas of the Building including, but not limited to lobbies, restrooms, janitor’s closets, hallways, mechanical and telephone rooms, entrances, spaces above the ceilings and janitorization of said common areas). The maintenance items herein referred to include, but are not limited to, all common area windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the Building (such as water drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), all non-server room roof top heating and air-conditioning systems exclusively and/or non exclusively serving the Premises (such as compressors, fans, air handlers, ducts, boilers, heaters and any elements of the foregoing located above the ceiling grid in the Premises) excluding, however, any HVAC unit(s) that serve Tenant’s server room(s), structural elements and exterior surfaces of the Building; store fronts, roof, roof membrane, downspouts, Building common area interiors (such as wall coverings, window coverings, floor coverings, partitioning and ceilings in the Common Area), Building exterior Common Area doors, exterior lighting, skylights (if any), and automatic fire extinguishing systems (but not the fire extinguishers required by code in Tenant’s Premises); license, permit and inspection fees; security, supplies, materials, equipment and tools; and the cost of capital expenditures which have the effect of reducing operating expenses.  In the event Landlord makes capital improvements (such as a replacement of the entire roof membrane) not related to an insured peril, Landlord shall amortize the cost of capital improvements using an interest rate equal to the higher of (i) Landlord’s borrowing rate per annum or (ii) the prime rate of interest plus one per annum over the useful economic life of such capital improvements as determined by Landlord in its reasonable discretion in accordance with GAAP (“Amortized Cost”) and Tenant shall pay its Proportionate Share of said Amortized Cost monthly as Additional Rent over the term remaining in the Lease plus, if applicable, during the extended Term as provided for in Paragraph 19 (“Option to Extend Lease for Five (5) Years”), subject to the provisions of Section 50 of the Lease.

In the event an entire HVAC unit(s) (excluding any server room HVAC unit(s)), including condenser unit(s), but excluding components thereof (for example a condenser) to the Leased Premises has served its useful life and needs to be replaced during the period commencing March 1, 2011 and thereafter

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during the remaining term of the Lease, Landlord shall replace said unit(s) provided said replacement is not the result of (a) Tenant’s failure to have said unit(s) serviced on a quarterly basis, maintained, repaired and/or replaced if recommended by the third party licensed HVAC company retained by Tenant during the period Tenant leased one hundred percent (100%) of the Building and/or (b) damage caused by Tenant, its agents, employees, invitees, contractors, or its future subtenants and/or assignees (if any) at any time during the Term of the Lease. In the event Landlord replaces an HVAC unit, Landlord shall amortize the cost of the HVAC unit using an interest rate equal to the higher of (i) Landlord’s borrowing rate per annum or (ii) the prime rate of interest plus one per annum over the useful economic life of such capital improvements as determined by Landlord in its reasonable discretion in accordance with GAAP (“Amortized Cost”) and Tenant shall pay its Proportionate Share of said Amortized Cost monthly as Additional Rent over the term remaining in the Lease plus, if applicable, during the extended Term as provided for in Paragraph 19 (“Option to Extend Lease for Five (5) Years”), subject to the provisions of Section 50 of the Lease.

Tenant hereby waives all rights under, and benefits of subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

C. Landlord Maintenance of the Common Areas of the Parcel. Effective March 1, 2011, Lease Paragraph 49 (“Expenses of Operation, Management and Maintenance of the Driveway, Parking Lot and Landscaped Areas of the Parcel on Which the Premises are Located”) shall be replaced with the following for the period remaining in the Lease commencing March 1, 2011. Landlord shall operate, manage and maintain the Common Areas of the Parcel. As Additional Rent and in accordance with Paragraph 4.D of this Lease (but subject to Section 50 of the Lease), Tenant shall pay to Landlord Tenant’s Proportionate Share of all expenses of operation, management, maintenance, repair and replacement of the Common Areas of the Parcel including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, ponds, fountains, lakes, if any, parking lots, parking lot lights and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways, maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; supplies, materials, equipment and tools and the cost of capital expenditures which have the effect of reducing operating expenses. In the event Landlord makes capital improvements, Landlord shall amortize the cost of capital improvements using an interest rate equal to the higher of (i) Landlord’s annual borrowing rate per annum or (ii) the prime rate of interest plus one per annum over the useful economic life of such capital improvements as determined by Landlord in its reasonable discretion in accordance with GAAP (“Amortized Cost”) and Tenant shall pay its Proportionate Share of said Amortized Cost monthly as Additional Rent over the term remaining in the Lease, plus, if applicable, during the extended Term as provided for in Paragraph 19 (“Option to Extend Lease for Five (5) Years”), subject to the provisions of Section 50 of the Lease.

Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

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D. Structural Maintenance. Effective March 1, 2011 and notwithstanding anything to the contrary in Paragraph 11.A above, (i) Landlord shall repair, including replacement related to, damage to the structural shell, foundation, roof structure and roof membrane (provided Landlord replaces the entire roof membrane) (but not the interior improvements or glazing) of the Building leased hereunder at Landlord’s cost; however, Landlord shall amortize the cost of such repairs or replacements not covered by an insured peril using an interest rate equal to the higher of (i) Landlord’s annual borrowing rate per annum or (ii) the prime rate of interest plus one per annum over the useful economic life of such repairs or replacements as determined by Landlord in its reasonable discretion in accordance with GAAP (“Amortized Cost”) and Tenant shall pay its Proportionate Share of said Amortized Cost monthly as Additional Rent over the term remaining in the Lease subject to Paragraph 50 of the Lease, plus Tenant’s Proportionate Share of the insurance deductible (if such damage is the result of an insured peril); provided Tenant has not caused such damage, in which event Tenant shall be responsible for one hundred percent (100%) of the insurance deductible and any such costs and expense not reimbursed to Landlord by insurance proceeds for repair and/or replacement or damage so caused by the Tenant and shall pay such amount to Landlord within thirty (30) days of the invoice date. Tenant hereby waives all rights under, and benefits of subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Notwithstanding the foregoing, a crack in the foundation or exterior walls, or any other defect in the Building that does not endanger the structural integrity of the building for which Tenant is or is not responsible, or which is not life-threatening, shall not be considered material, and Landlord may elect, in its sole and absolute discretion, not to repair and/or replace the same; however, Landlord may require Tenant to repair and/or replace the same at Tenant’s sole cost and expense, within thirty days of written notice from Landlord, if Tenant is responsible for the repair and/or replacement.

In the event the Term of the Lease is extended for any reason whatsoever, Tenant’s Proportionate Share of the Amortized Cost of the earlier repair and/or replacement cost shall be increased to include the additional amount payable to Landlord due to the Extended Term of the Lease.

12. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED: As Additional Rent and in accordance with Paragraph 4.D of this Lease Tenant shall pay its Proportionate Share, (or if the Building in which the Premises is located is not one hundred percent (100%) leased, said Proportionate Share for utilities shall be calculated based on (i) Tenant’s Premises square footage as a percentage of the total square footage leased to Tenant and any other third party tenants in the Building or (ii) other equitable basis as calculated by Landlord of the cost of all utility charges such as water, gas, electricity, (and telephone, telex and other electronic communications service, if applicable), sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building in which the Premises is located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. Notwithstanding anything to the contrary herein, in the event any utility charges apply only to the Premises leased by Tenant, Tenant shall place such utilities in Tenant’s name and shall pay the related costs directly to the utility company(ies).

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any

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nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Landlord shall furnish to the Premises between the hours of 8:00 am and 6:00 pm, Mondays through Fridays (holidays excepted) and subject to the Rules and Regulations of the Common Area hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and air-conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises for such purposes. Tenant may, from time to time, have its staff and equipment operate on a twenty-four (24) hour-a-day, seven (7) day-a-week schedule, and Tenant shall pay for extra consumption of such utilities attributable to such after-hours occupancy, if any, used by Tenant, but Tenant shall not be subject to any after-hours charge by Landlord other than the cost of the extra consumption of such utilities attributable to such after-hours use and after hours charge or premium as reflected on PG&E statements. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air-conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air-conditioning system, Landlord shall have the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using voltage in excess of 120 Volts which will in any way increase the amount of electricity, gas, water or air-conditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. Landlord acknowledges that Tenant may use electrical current up to 220 Volts subject to the terms and conditions of this Paragraph. If (i) Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to Premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, or (ii) if Tenant is found to be using water, gas and/or electrical current in excess of its Proportionate Share (as such excess usage is confirmed by a study conducted by Landlord’s contractor(s) and/or licensed electrician(s), Landlord may (a) adjust the Proportionate Share allocated to Tenant based on Tenant’s actual or estimated use or (b) cause an electric current, gas or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. In the event Landlord questions Tenant’s usage, Landlord shall employ the services of a licensed electrical or plumbing contractor to determine what Tenant’s actual use is and Tenant shall be responsible for paying the cost related to said investigation by the licensed contractor or any other qualified third party vendor that Landlord may employ to provide such service. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly following demand by Landlord.

13. COMPLIANCE. Lease Paragraph 14 (“Compliance”) shall be amended to include the

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following:

The provisions of this Paragraph 14 shall survive the expiration or termination of this Lease.

Any non-conformance of the Premises and/or the improvements installed and paid for by Landlord, required by the governing agency to be corrected, shall be corrected at the cost and expense of Landlord if such non-conformance exists as of the Commencement Date of the Lease and further provided that such governing agency’s requirement to correct the non-conformance is not initiated as a result of: (i) any improvements made by or for Tenant (excluding however the Interior Improvements completed by Landlord as referenced in Paragraph 7.A); or (ii) any permit request made to a governing agency by or for Tenant (excluding however the Interior Improvements completed by Landlord as referenced in Paragraph 7.A). Except as noted above, Landlord agrees that the Amortized Cost of capital improvements which are not necessitated by Tenant’s particular use, but are necessitated by any new laws, statutes, ordinances or governmental rules, regulations, or requirements that become effective after the Lease Commencement Date will be amortized over the useful life of such improvement, and Tenant shall be required to pay its Proportionate Share of the Amortized Cost over (a) the remaining term of the Lease and Tenant shall pay its Proportionate Share of said Amortized Cost monthly over the term then remaining in the Lease. Notwithstanding anything to the contrary above, Tenant will immediately pay one hundred percent (100%) of the cost of required capital improvements related to Tenant’s particular use of the Premises and resulting from (i) and/or (ii) above.

In the event the Term of the Lease is extended for any reason whatsoever, Tenant’s Proportionate Share of the earlier Amortized Cost shall be increased to include the additional amount payable to Landlord due to the Extended Term of the Lease.

14. ASSIGNMENT AND SUBLETTING: Effective March 1, 2010 Lease Paragraphs 16 and 42 (“Assignment and Subletting”) is hereby amended to reflect that Tenant shall pay to Landlord, as Additional Rent (i) from March 1, 2010 through April 30, 2011, one hundred percent (100%) of all Basic Rents and/or consideration due Tenant from its assignees, transferees, or subtenants in excess of the Basic Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space (“Excess Rent”) and (ii) fifty percent (50%) of the Excess Rent from May 1, 2011 through the remaining term of the Lease. Provided, however, that before payment to Landlord of such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent the future subtenant amounts, the amount of the reasonable leasing commission related to said transaction paid by Tenant to a third party broker not affiliated with Tenant; third party attorneys’ fees Tenant incurs for said sublease, and leasehold improvement costs made specifically for the subtenant, if any.

15. NOTICES: Lease Paragraph 31 (“Notices”) is hereby amended to change the address for notices, demand, requests, advices or designations from Tenant to Landlord to: PEERY/ARRILLAGA, 2450 WATSON COURT, PALO ALTO, CA 94303.

16. HAZARDOUS MATERIALS: Effective March 1, 2010, the definition of Anniversary Date as used in Lease Paragraph 45 (“Hazardous Materials”) refers to the anniversary date of the Lease Commencement Date and is hereby amended to refer to April 1st of each year vs. the anniversary date of

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the Lease Commencement Date.

In the event Tenant’s Hazardous Materials Activities includes radioactive materials, Tenant acknowledges and agrees that all such radioactive materials use shall cease in sufficient time prior to the Lease Termination Date to enable Tenant to obtain complete closure and complete decommissioning of the Premises by all applicable governing agencies (local and State) by no later than the Lease Termination Date. Tenant shall provide Landlord with copies of the written confirmation by the governing agencies that closure and decommission have been completed.

17. BROKERS: Tenant and Landlord represent and warrant that neither has dealt with any real estate brokers, agents, or finders in connection with this Amendment No. 1, and neither knows of no real estate broker, agent or finder who is entitled to a commission in connection with this Lease Amendment (“Lease Commission”), except as follows: Jay Seiden and Nathan Zoucha of Cushman & Wakefield (collectively “Broker”), whose Lease Commission of $120,000.00 shall be paid by Landlord to Broker in accordance with Landlord’s standard commission policy and within fifteen (15) business days following Landlord’s receipt of the fully executed Lease Amendment and Broker’s statement. Each party agrees to defend, protect, indemnify and hold the other harmless from and against all claims for Lease Commissions, finder’s fees, and other compensation made by any other broker, agent, or finder as consequence of the respective party’s actions or dealings with such other broker, agent or finder.

18. TENANT’S OPTION TO TERMINATE LEASE: Provided that, as of the date Tenant exercises its Option to Terminate, Tenant is not in monetary default or non-monetary material default following the expiration of applicable notice and cure period of the terms, covenants and conditions of this Lease and any amendments thereto, Landlord hereby grants to Tenant an Option to Terminate the Lease anytime after March 1, 2016, subject to Tenant providing six (6) months pre notice to Landlord of its intent to terminate; the effective date of early termination shall be six (6) months following Landlord’s receipt of said notice, but in no event shall the Lease terminate prior to March 1, 2016.

A.       Amended Termination Date. In the event Tenant exercises Tenant’s Option to Terminate as set forth herein, this Lease shall be further amended (and said amendment executed by Landlord and Tenant) to reflect the amended Termination Date and, except for those provisions in this Lease which survive the Termination of this Lease, said Lease shall be of no further force and effect as of the expiration of the amended Termination Date with Tenant being responsible for the full performance of all terms, covenants, and conditions of this Lease through the effective date of termination as set forth above, subject to the payment of the Termination Fee as set forth in Paragraph 18.B. below.

B.       Termination Fee. As consideration to be paid Landlord for the privilege of the early termination of this Lease, Tenant shall pay to Landlord a “Termination Fee” equal to the total of the unamortized (i) $120,000.00 brokerage fee payable to Cushman & Wakefield as set forth in Paragraph 17 in this Amendment No. 1, (ii) the $217,500.00 Interior Improvement Allowance (which Interior Improvement Allowance amount shall be reduced in the event Tenant does not request full distribution of the $217,500.00 as provided for in Paragraph 7.C) and (iii) the $2,414,470.70 Deferred Basic Rent as set forth in this Amendment No. 1. The amortization period shall be ten (10) years and commences on March 1, 2010. Following Landlord’s receipt of Tenant’s election to terminate the Lease as provided in

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Paragraph 18, Tenant agrees to pay the Termination Fee to Landlord within ten (10) days following Tenant’s receipt of an invoice from Landlord reflecting the amount due. For example: if Tenant elects to terminate the Lease on February 28, 2017 and if Tenant uses one hundred percent (100%) of the Interior Improvement Allowance of $217,500.00, Tenant would be responsible for paying a Termination Fee equal to $825,591.24 which includes the following unamortized then remaining balances: (i) $36,000.00 brokerage fee ($120,000.00 / 10 years / 12 months = $1,000.00 x 36 months), (ii) $65,250.000 Interior Improvement Allowance ($217,500.00 / 10 years / 12 months = $1,812.50 x 36 months) and (iii) $724,341.24 Deferred Basic Rent ($2,414,470.70 / 10 years / 12 months = $20,120.59 x 36 months).

C.       Personal Nature of Option to Terminate. The Option rights of Tenant under this Paragraph 18 are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever, other than in connection with a Permitted Transfer. In the event that the Lease is assigned (other than in connection with a Permitted Transfer), the Option granted herein shall be void and of no force and effect.

19. OPTION TO EXTEND LEASE FOR FIVE (5) YEARS: Provided said Lease is not terminated prior to the scheduled Termination Date and provided Tenant has not assigned the Lease or subleased more than fifty percent (50%) of the Premises (other than in connection with a Permitted Transfer) at the time said “Option to Extend” (as herein called) is exercised, Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional five (5) year period (“Extended Term”) upon the following terms and conditions:

A.    Notice; Deadline. Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend not earlier than nine (9) months prior to the scheduled Lease Termination Date, in which event the Lease shall be considered extended for an additional five (5) years with: (i) the Basic Rent to be determined pursuant to Paragraph 19.B below; and (ii) this Paragraph 19 deleted. In the event that Tenant fails to timely exercise Tenant’s Option to Extend as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof, absent this Paragraph 19.

B.    Notice and Acceptance of Terms. In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within ten (10) business days after receipt of Tenant’s exercise of its Option to Extend, advise Tenant of the Basic Rent required for the Extended Term of the Lease. Said Basic Rent shall be equal to the then current market per square foot rate for similar quality buildings in the vicinity of the Premises of equivalent quality, size, utility and location (the “Market Basic Rent Rate”). Tenant shall have ten (10) business days after receipt from Landlord of the proposed Basic Rent in which to reject said proposed Basic Rent. Tenant’s failure to timely reject the proposed Basic Rent shall be deemed as Tenant’s acceptance of such proposed Basic Rent and Tenant shall enter into written documentation confirming same. If Tenant timely rejects the proposed Basic Rent, then Landlord and Tenant shall then negotiate in good faith to agree to the Basic Rent for a period of five (5) business days following such rejection notice from Tenant. In the event Landlord and Tenant fail to agree to the Basic Rent within such five (5) business day period (the “Outside Agreement Date”), then Landlord and Tenant shall each make a separate determination of the Market Basic Rent Rate which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

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(i)               Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a certified MAI designated appraiser licensed to practice in California with at least five (5) years experience in the appraisal of properties in the vicinity of the Premises. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Basic Rent Rate is the closest to the actual Market Basic Rent Rate as determined by the arbitrators; provided, however, the arbitrators may only select Landlord’s or Tenant’s determination of Market Basic Rent Rate and shall not be entitled to make a compromise determination.

(ii)              The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii)             The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Basic Rent Rate, and shall notify Landlord and Tenant thereof.

(iv)             The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v)              If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)            If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

(vii)           The cost of arbitration shall be paid by Landlord and Tenant equally.

C.      Personal Nature of Option to Extend. The option rights of Tenant under this Paragraph 19, and the Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever except in connection with a Permitted Transfer. In the event that Landlord consents to a sublease of more than fifty percent (50%) of the Premises or assignment under Lease Paragraphs 16 and 42 (other than a Permitted Transfer), the option granted herein and any Extended Term thereunder shall at Landlord’s option be void and of no force and effect (without notice from Landlord), whether or not Tenant shall have purported to exercise such option prior to such assignment or sublease, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 19.

D.      Loss of Option to Extend Right. It is agreed that if Tenant is at the time it exercises its

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Option to Extend in monetary default of this Lease or in a material non-monetary default as provided for in Lease Paragraphs 19 and 43 (“Bankruptcy and Default”) and has failed to cure the default in the cure period provided for under this Lease following Tenant’s receipt of notice from Landlord, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default prior to, or at any time prior to the commencement of the Extended Term and has failed to cure the (a) monetary default within five (5) days from the date of written notice from Landlord, or (b) material non-monetary default within the cure period provided for under this Lease, Landlord may at its sole and absolute discretion, cancel and rescind Tenant’s Option to Extend, and, unless said Lease is also terminated due to said uncured default, this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 19.

20. REPLACEMENT OF LEASE PARAGRAPH 12 (“PROPERTY INSURANCE”): Said Lease Paragraph 12 (“Property Insurance”) is hereby deleted in its entirety and replaced with the following:

“12. PROPERTY INSURANCE. Throughout the Lease Term, Landlord shall purchase and keep in force, and Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord), as Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant’s Proportionate Share of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to and/or destruction of the Building (excluding routine maintenance and repairs and incidental damage or destruction intentionally caused by Tenant, its officers, employees, agents, contractors and/or representatives) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” “special form” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord, in addition to its Proportionate Share of the deductibles, the full cost of such increase within five (5) business days of receipt of the related invoice. Tenant shall have no interest in or any right to the proceeds of any insurance procured by Landlord for the Premises.

In addition and notwithstanding anything to the contrary in this Paragraph 12, each party to this Lease hereby waives all rights of recovery against the other party or its officers, employees, agents and representatives for loss or damage to its property or the property of others under its control, arising from any cause insured against under the fire and extended “special form” property coverage (excluding, however, any loss resulting from Hazardous Material contamination of the Property) required to be maintained by the terms of this Lease to the extent full reimbursement of the loss/claim is received by the insured party. Each party required to carry property insurance hereunder shall cause the policy evidencing such insurance to include a provision permitting such release of liability (“waiver of subrogation endorsement”). If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.  Notwithstanding anything to the contrary herein, the foregoing waiver of subrogation shall not include any loss resulting from Hazardous Material contamination of the Property or any insurance coverage relating thereto.”

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21. DESTRUCTION: Lease Paragraph 21 (“Destruction”) is hereby deleted in its entirety and replaced with the following:

“In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

(a)           Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b)           Terminate this Lease (providing that the Premises is damaged to the extent of thirty-three and one third percent (33 1/3%) or more of the replacement cost, exclusive of footings, foundations and floor slabs).

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore the Premises, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord agrees, at its expense except for any deductible, which is the responsibility of the Tenant, promptly to rebuild or restore the Premises to the condition existing prior to the damage or destruction. Tenant shall be entitled to a reduction in Rent from the date of such damage or destruction, provided Tenant is not using any portion of such damaged area, while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Leased Premises. If Landlord initially estimates that the rebuilding or restoration will exceed one hundred eighty (180) days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the commencement date of construction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord) (the “Allowed Restoration Period”), and provided the damage or destruction does not result from intentional damage or destruction caused by Tenant, its officers, employees, agents, contractors and/or representatives, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within five (5) business days following the date Tenant receives Landlord’s written notice stating that the restoration will exceed the Allowed Restoration Period. During the period the Landlord named in this Amendment No. 1 or any of its affiliates owns the Building and Tenant elects to terminate this Lease early pursuant to the terms of this Paragraph 21.(b), Tenant shall remain liable for its Proportionate Share of the insurance deductible as it relates to the Premises. Subject to the terms of this Paragraph 21, Tenant shall not be liable for its Proportionate Share of the insurance deductible if Landlord terminates the Lease pursuant to this Paragraph 21 or Tenant terminates the Lease pursuant to this Paragraph 21 provided neither the Landlord named in Amendment No. 1 nor any of its affiliates owns the Building at the time the damage to the Building occurs that results in the right of either party to terminate the Lease. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the Building and interior

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improvements constructed by Landlord as they existed on the later of (a) the Commencement Date of the Lease or (b) March 1, 2011 and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not terminated according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provision of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

In any event that the Building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one third percent (33 1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible.”

22. CHOICE OF LAW/VENUE; SEVERABILITY: This Amendment shall in all respects be governed by and construed in accordance with the laws of the County of Alameda in the State of California and each party specifically stipulates to venue in Alameda County. If any provisions of this Amendment shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

23. AUTHORITY TO EXECUTE: The parties executing this Amendment hereby warrant and represent that they are properly authorized to execute this Amendment and that the individuals executing this Lease are authorized to bind the parties on behalf of whom they execute this Amendment and to all of the terms, covenants and conditions of this Amendment as they relate to the respective parties hereto.

24. EXAMINATION OF AMENDMENT: This Amendment No. 1 shall not be effective until its execution by both Landlord and Tenant.

EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of the Lease shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		ACTIVIDENTITY, INC.
a California corporation

By	/s/ John Arrillaga	By	/s/ Jacques Kerrest
John Arrillaga, Trustee
Jacques Kerrest
Date:	3/24/10	Printer or Type Name

RICHARD T. PEERY SEPARTE		Title:	CFO
PROPERTY TRUST

By	/s/ Richard T. Peery	Date:	3/23/2010
Richard T. Peery, Trustee

Date:	3/24/10

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ActivIdentity, Inc.
Ardenwood III-G
6623 Dumbarton Circle
Fremont, CA 94555

= PARCEL
= COMMON INGRESS/ EGRESS WITH ADJACENT PARCEL
= LEASED PREMISES
A
B
C
D
E
F
G
1
2
3
DUMBARTON
CIRCLE
DUMBARTON
CIRCLE

EXHIBIT A TO AMENDMENT NO. 1 DATED FEBRUARY 9, 2010 BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND ACTIVIDENTITY INC., AS TENANT

ARDEN WOOD III-G

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EXHIBIT B TO AMENDMENT NO. 1 DATED FEBRUARY 9, 2010 BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND ACTIVIDENTITY INC., AS TENANT

ARDEN WOOD III-G

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